Universal Gold Mining Corp. Announces Revocation
Of Cease Trade Order

March 1, 2012 (London, United Kingdom): Universal Gold Mining Corp. (OTCBB: UGDM.OB) (the “Company") is pleased to announce that the British Columbia Securities Commission has revoked a cease trade order issued against the Company on February 16, 2011. The Company’s business plan is to continue to indentify and acquire other mining exploration properties in what it believes to be under-explored countries.

In connection with the revocation of the cease trade order, the Company filed disclosure regarding its corporate governance and audit committee on SEDAR.

For more information please contact:

Craig Niven

Phone: +44 (0) 207 389-5016

Email: cniven@agam.co.uk

www.universalgoldmining.net

Forward looking statement:

This communication contains “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts or that are not present facts or conditions. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons specifically as described in the Company’s filings with the Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this communication. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks the Company describes in the reports it will file from time to time with the Securities and Exchange Commission after the date of this communication.